EXHIBIT 99.1

FreightCar America appoints James R. Meyer as President and Chief Executive Officer

Joseph E. McNeely will leave the Company to pursue new opportunities

CHICAGO, July 18, 2017 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ:RAIL) announced today that its Board of Directors has appointed James R. Meyer as President and Chief Executive Officer, effective July 31, 2017. Mr. Meyer will succeed Joseph E. McNeely, who will leave the Company by mutual consent to pursue new opportunities.

Mr. Meyer, 56, has nearly 30 years of experience in the heavy equipment, automotive and consumer goods industries. He joins the Company from Commercial Specialty Truck Holdings, LLC, a commercial truck manufacturer, where he has served as Chairman of the Board and has been an investor and advisor since 2015. From 2012 to 2015, he served as Chief Operating Officer of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for the fire and emergency, commercial and recreation segments. Prior to that, Mr. Meyer held various leadership positions at Brunswick Corporation, a publicly held manufacturer of recreational products.  At different times from 2006 to 2012, he oversaw its Hatteras Yachts and Sealine International business units and its product development and supply chain functions.  Mr. Meyer also spent 16 years at Ford Motor Company where he held various executive positions.

“We are extremely pleased to name Jim Meyer as President and CEO and have him join the Board,” said William D. Gehl, Chairman of the Board. “Jim has demonstrated outstanding leadership skills and we expect the Company to benefit from his extensive industry experience and solid financial expertise. Based on his proven leadership and experience, Jim is the ideal person to guide the Company in the future and I look forward to working with him as we continue to execute on our long-term growth strategy.” Gehl continued, “On behalf of the Board, I would also like to thank Joe McNeely for his invaluable contributions to FreightCar America. We are grateful for all of his hard work and dedication and wish him all the best in his future endeavors.”

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies railcar parts and leases freight cars through its JAIX Leasing Company subsidiary. FreightCar America designs and builds high-quality railcars, including coal cars, bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars and boxcars. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Danville, Illinois; Grand Island, Nebraska; Johnstown, Pennsylvania; Roanoke, Virginia; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

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